UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2015

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 19, 2015, the Company’s Board of Directors approved agreements providing for mutual rescission of the following agreements.

1.	An exclusive license through New Global Medical, Inc. from VIP-PATIENT, LLC to its VIP Patient Management Software System.

2.	An exclusive license through New Global Medical, Inc. to Canacard Patient Management Systems Software, from ALTERNATE HEALTH, INC

3.	A 20 year renewable Service Agreement through New Global Medical Inc. with ALTERNATE HEALTH, INC. to maintain this licensed property.

4.	An associated Management Consulting agreement through New Global Medical, Inc. with Howard Mann related to the operation of these systems.

All of these agreements were executory; no money or shares had been exchanged and no business pursuant to the agreements had transpired.

Item 3.02 Unregistered Sales of Equity Securities

The Company’s Board of Directors has authorized the sale of 8,184 shares of Series “A” Preferred stock for $409,200 in cash to BioGlobal Resources, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: August 20, 2015	By:	/s/ Perry Douglas West
Perry Douglas West
CEO